UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

QUICKLOGIC CORPORATION

(Name of Registrant as Specified In Its Charter)

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EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the definitive proxy statement on Schedule 14A filed by Quicklogic Corporation (the “Company”) with the Securities and Exchange Commission on March 29, 2022 in connection with its 2022 Annual Meeting of Stockholders (the “Original Filing”) amends the Original Filing to correct the Diversity Matrix as shown in the section entitled Proposal One.  Accordingly, the Diversity Matrix on page number 7 is replaced with the following:

Board Diversity Matrix As of March 14, 2022
Total Number of Directors
	Female	Male	Non-Binary	Did not Disclose Gender
Directors	3	6	-	-
Demographic Information:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	2	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	6	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did not Disclose Demographic Background	1

Additionally, the Company amends the Original Filing to correct the Summary Compensation Table, for Fiscal Years Ended January 2, 2022 and January 3, 2021, as shown on  in the section entitled, Executive Compensation, on Page 24.   Accordingly, the Summary Compensation table on page 24 is replaced with the following:

SUMMARY COMPENSATION TABLE
For Fiscal Years Ended January 2, 2022 and January 3, 2021

(a) Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Stock Awards ($) (1)	(f) Option Awards ($)	(g) Non-Equity Incentive Plan Compensa-tion ($) (2)	(h) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	(i) All Other Compensation ($) (4)	(j) Total ($)
Brian C. Faith	2021	$300,000	$-	$995,997	$-	$180,000	$-	$3,821	$1,479,818
President & CEO	2020	$300,000	$10,000	$466,666	$-	$65,282	$-	$-	$841,948
Suping (Sue) Cheung	2021	$35,571	$-	$4,999	$-	$-	$-	$-	$40,570
Former VP, Finance and CFO	2020	$215,081	$5,000	$233,335	$-	$31,202	$-	$-	$484,618
Timothy Saxe	2021	$215,000	$-	$547,999	$-	$96,750	$-	$9,000	$868,749
Sr. VP of Engineering and CTO	2020	$215,000	$5,000	$233,335	$-	$35,089	$-	$9,000	$497,424

Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Original Filing. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Original Filing or modify or update disclosures that may have been affected by subsequent events.